Exhibit 10.4

Agreement

Agreement, dated December 24, 2019, between Bespoke Extracts, Inc. (the “Company”) and Yad Zahav LLC, a New York limited liability company (the “Holder”).

WHEREAS, on or about November 11, 2019, the Company issued to the Holder an amended and restated original issue discount convertible debenture, in the principal amount of $200,000 (the “Debenture”);

WHEREAS, the Company and the Holder desire to have the Company pay $120,000 to the Holder, and transfer certain assets to the Holder, and for the Debenture to be deemed repaid in full upon such payment and transfer, subject to the terms and conditions of this Agreement;

WHEREFORE, the parties hereby agree as follows:

1.Substantially concurrently with the execution of this Agreement, the Company shall (i) pay to the Holder $120,000 by check or wire transfer of immediately available funds, and (ii) take any actions reasonably necessary (including, without limitation, such actions as reasonably requested by Holder) to transfer to the Holder all right, title and interest in and to the URLs set forth on Schedule A hereto (the “URLs”). Without limiting the generality of the foregoing, substantially concurrently with this Agreement, the Company shall execute and deliver the bill of sale attached as Exhibit B hereto (the “Bill of Sale”).

2.The Company represents and warrants to the Holder that it owns the URLs free and clear of any liens.

3.Effective upon the Company’s payment of $120,000 and execution and delivery of this Agreement and the Bill of Sale, the Debenture and all obligations thereunder (including, without limitation, all principal and interest thereon) will be deemed paid and satisfied in full.

4.This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

5.This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Holder and Company hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of New York over any dispute relating to this Agreement and Company and Holder each hereby irrevocably agree that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts.

6.This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Agreement. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

BESPOKE EXTRACTS, INC.

By:	/s/ Niquana Noel
Name:	Niquana Noel
Title:	Chief Executive Officer

YAD ZAVAV LLC

By:	/s/ Ahron Gold
Name:	Ahron Gold
Title:	Managing Member

Exhibit A

URLs:

anxietyCBD.com

bulkCBD.com

wholesaleCBD.com

herCBD.com

periodCBD.com

epilepsyCBD.com

CBDgummies.com

CBDrub.com

Exhibit B

Form of Bill of Sale

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bespoke Extracts, Inc., a Nevada corporation (the “Company”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Yad Zahav LLC, a New York limited liability company (the “Holder”), all of its right, title, and interest in and to the URLs, as such term is defined in the agreement, dated on or about the date hereof, by and between the Company and the Holder (the “Agreement”), to have and to hold the same unto Holder, its successors and assigns, forever.

Holder acknowledges that the Company makes no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Agreement.

The Company for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time upon the written request of Holder, Company will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably required by Holder in order to assign, transfer, set over, convey, assure, and confirm unto and vest in Holder, its successors and assigns, title to the assets sold, conveyed, and transferred by this Bill of Sale.

IN WITNESS WHEREOF, the Company has duly executed this Bill of Sale as of December __, 2019.

Bespoke Extracts, Inc.

By
Name:	Niquana Noel
Title:	Chief Executive Officer

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